Exhibit 99.1

INFINITY ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

CAMBRIDGE, Mass. -- (BUSINESS WIRE) -- Feb. 11, 2021 -- Infinity Pharmaceuticals, Inc. (Nasdaq: INFI) (“Infinity” or the “Company”), a clinical-stage biotechnology company developing eganelisib, a potentially first-in-class, oral, immuno-oncology macrophage reprogramming therapeutic which addresses a fundamental biologic mechanism of immune suppression in cancer, today announced that it has commenced an underwritten public offering of its common stock. In addition, the Company intends to grant the underwriters a 30-day option to purchase an additional 15% of the shares of its common stock offered in the public offering on the same terms and conditions. The offering is subject to market and other conditions and there can be no assurances as to whether or when the offering may be completed or as to the actual size or terms of the offering. All of the shares in the offering will be sold by the Company.

Piper Sandler & Co. is acting as sole book-running manager for the offering.

Infinity intends to use net proceeds from the offering for the continued clinical development of eganelisib, for general corporate purposes and for working capital.

The offering will be made pursuant to a “shelf” registration statement on Form S-3 (File No. 333-230258) that became effective with the Securities and Exchange Commission (the “SEC”) on April 29, 2019, the base prospectus contained therein and a prospectus supplement. A preliminary prospectus supplement and accompanying base prospectus relating to the offering and the shares of common stock being offered will be filed with the SEC. Before you invest, you should read the prospectus in the registration statement, the preliminary prospectus supplement, and other documents the Company has filed with the SEC for more complete information about the Company and this offering. Copies of the registration statement, the preliminary prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or, when available, by contacting: Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by telephone at (800) 747-3924, or by email at prospectus@psc.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation, or sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Infinity and Eganelisib

Infinity is a clinical-stage biotechnology company developing eganelisib, a potentially first-inclass, oral, immuno-oncology macrophage reprogramming therapeutic which addresses a fundamental biologic mechanism of immune suppression in cancer. Infinity is advancing eganelisib, a first-in-class, oral immuno-oncology development candidate that selectively inhibits PI3K-gamma, in multiple clinical studies. MARIO-275 is a global, randomized, placebo-controlled combination study of eganelisib combined with Opdivo® in I/O naïve urothelial cancer. MARIO-3 is the first eganelisib combination study in front-line advanced cancer patients and is evaluating eganelisib in combination with Tecentriq® and Abraxane® in front-line TNBC and in combination with Tecentriq and Avastin® in front-line RCC. In collaboration with Arcus Biosciences, Infinity is evaluating a checkpoint inhibitor-free, novel combination regimen of eganelisib plus etrumadenant (dual adenosine receptor antagonist) plus Doxil® in advanced TNBC patients. With these studies Infinity is evaluating eganelisib in the anti-PD-1 refractory, I/O-naïve, and front-line settings. For more information on Infinity, please refer to Infinity's website at www.infi.com.

Tecentriq® is a registered trademark of Genentech, Inc.
Avastin® is a registered trademark of Genentech, Inc.
Abraxane® is a registered trademark of Abraxis BioScience, LLC, a wholly owned subsidiary of Bristol Myers Squibb Company.
Opdivo® is a registered trademark of Bristol Myers Squibb.
Doxil® is a registered trademark of Baxter Healthcare Corporation.

Cautionary Note Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “may,” and similar expressions) are forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including, without limitation, risks and uncertainties related to whether or not Infinity will be able to raise capital through the sale of shares of common stock, the final terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that Infinity will be able to complete the proposed offering on the anticipated terms, or at all. Additional risks and uncertainties relating to the proposed offering, Infinity and its business can be found under the caption “Risk Factors” in Infinity’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, each of which is on file with the SEC; and risks described in other filings that Infinity makes with the SEC in the future, including the preliminary prospectus supplement to be filed with the SEC in connection with the proposed offering. In addition, the extent to which the COVID-19 outbreak continues to impact Infinity’s workforce and its clinical trial operations activities, and the operations of the third parties on which Infinity relies, will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, additional or modified government actions, and the actions that may be required to contain the virus or treat its impact. Any forward-looking statements contained in this press release speak only as of the date hereof, and Infinity does not undertake and expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact
Ashley Robinson
LifeSci Advisors, LLC
617-775-5956